As filed with the Securities and Exchange Commission on August 13, 1998
                                        Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                  SOFTECH, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        Massachusetts                         4695 44th Street S.E., Suite B-130                   04-2453033
(State or Other Jurisdiction                     Grand Rapids, Michigan 49512                   (I.R.S. Employer
of Incorporation or Organization)          (Address of principal executive offices)            Identification No.)

                   SOFTECH, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)


                               JOSEPH P. MULLANEY
          Vice President, Treasurer, Clerk and Chief Financial Officer
                                  SofTech, Inc.
                       4695 44th Street S.E., Suite B-130
                          Grand Rapids, Michigan 49512
                                 (781) 890-8373
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 with a copy to:

                              JOHN B. STEELE, ESQ.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                                   ----------
                         Calculation of Registration Fee

===============================================================================================================================
Title of Securities to be         Amount to be           Proposed Maximum          Proposed Maximum      Amount of Registration
        Registered               Registered(1)            Offering Price              Aggregate                    Fee
                                                           Per Share(2)             Offering Price
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par              150,000                   $ 5.25                   $787,500                   $232
value
===============================================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the SofTech, Inc. Employee Stock Purchase Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.
(2) This estimate is made pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee and is based upon the market value of outstanding shares of SofTech, Inc.'s Common Stock on August 10, 1998, utilizing the average of the high and low sale prices reported on the Nasdaq National Market System on that date.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     SofTech, Inc. (the "Registrant") hereby incorporates by reference the documents listed in (a) through (e) below, which have previously been filed with the Securities and Exchange Commission.

     (a) The Registrant's Annual Report on Form 10-K filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the fiscal year ended May 31, 1997;

     (b) The Registrant's Report on Form 10-K/A for the fiscal year ended May 31, 1997;

     (c) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since May 31, 1997;

     (d) The description of the Registrant's Common Stock contained in its registration statement filed with the Securities and Exchange Commission under Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description; and

     In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a) and 13(c),
Section 14 and Section 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. In its By-laws the Company has elected to commit to provide indemnification to its directors and officers in specified circumstances. Generally, Section 9 of Article V of the Company's By-laws indemnifies directors and officers of the Company against liability and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers or by reason of their agreeing to serve, at the request of the Company, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the Company. Under this provision, a director or officer of the Company shall be indemnified by the Company for all expenses, judgments and amounts paid in settlement of such proceedings, even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company.

     The Company's By-laws establish the presumption that the director or officer has met the applicable standard of conduct required for indemnification. The indemnification above shall be made unless the Board of Directors or independent counsel determines that the applicable standard of conduct has not been met. Such a determination may be made by a majority of the directors or a committee thereof or independent legal counsel. The Board of Directors shall authorize advancing litigation expenses to a director or officer at his or her request upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

     Article 6C of the Company's Articles of Organization, as amended, eliminates the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of a director's fiduciary duty, except to the extent Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation of such liability.

     As permitted by Massachusetts law, the Company has purchased directors' and officers' liability insurance, which insures against certain losses arising from claims against directors or officers of the Company by reason of certain acts including a breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted or any of the foregoing so alleged by the claimant or any claim against an officer or director of the Company solely by reason of his being such officer or director.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     (a) The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

     Exhibit Number                 Exhibit
     --------------                 -------
          4.1          SofTech, Inc. Employee Stock Purchase Plan
          4.2*         Articles of Incorporation of the Registrant
          4.3*         By-Laws of the Registrant
          5.1          Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered
         23.1          Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto)
         23.2          Consent of PricewaterhouseCoopers LLP
         24.1          Powers of Attorney (included in Part II of this registration statement)

----------
*Incorporated by reference from 1997 Form 10-K

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on the 13th day of August, 1998.

                                                    SofTech, Inc.

                                                    By: /s/ Mark R. Sweetland
                                                       ------------------------
                                                       Mark R. Sweetland
                                                       Chief Executive Officer

                                POWER OF ATTORNEY

     KNOWN ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mark. R. Sweetland, Timothy J. Weatherford and Joseph P. Mullaney, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature            Title                                      Date
        ---------            -----                                      ----

/s/ Mark R. Sweetland        President and Chief                 August 13, 1998
--------------------------   Executive Officer
Mark R. Sweetland            (principal executive officer)

/s/ Joseph P. Mullaney       Vice President, Chief Financial     August 13, 1998
--------------------------   Officer, Treasurer and Clerk
Joseph P. Mullaney           (principal financial and
                             accounting officer)

/s/ Timothy J. Weatherford   Executive Vice President            August 13, 1998
--------------------------   and Director
Timothy J. Weatherford

/s/ Ronald A. Elenbaas       Director                            August 13, 1998
--------------------------
Ronald A. Elenbaas

/s/ William D. Johnston      Director                            August 13, 1998
--------------------------
William D. Johnston

/s/ Kenneth Ledeen           Director                            August 13, 1998
--------------------------
Kenneth Ledeen

/s/ Timothy L. Tyler         Director                            August 13, 1998
--------------------------
Timothy L. Tyler

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

     4.1          SofTech, Inc. Employee Stock Purchase Plan
     4.2*         Articles of Incorporation of Registrant
     4.3*         By-Laws of Registrant
     5.1          Opinion of Goodwin, Procter & Hoar  LLP as to the legality of the securities being registered
    23.1          Consent of Goodwin, Procter & Hoar LLP (included in
                  Exhibit 5.1 hereto)
    23.2          Consent of PricewaterhouseCoopers LLP
    24.1          Powers of Attorney (included in Part II of this registration statement)
================================================================================
*    Incorporated by reference to 1997 Form 10-K.